SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 3, 2008
FORRESTER RESEARCH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21433	04-2797789
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)
400 Technology Square
Cambridge, Massachusetts 02139
(Address, of principal executive offices, including zip code)
(617) 613-6000
(Registrant’s Telephone number including area code)
N/A
(Former Name or Former Address, if Changes since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS
SIGNATURES

ITEM 8.01. OTHER EVENTS.
     On September 3, 2008, Forrester Research, Inc. (“Forrester”) received a “Wells Notice” from the Securities and Exchange Commission (“SEC”) in connection with the previously disclosed ongoing SEC investigation into Forrester’s historical stock option granting practices. The Wells Notice notifies Forrester that the staff of the SEC (“Staff”) intends to recommend that the SEC file a civil action against Forrester for possible violations of the securities laws. Under the process established by the SEC, recipients have the opportunity to respond in writing (“Wells Submission”) to a Wells Notice before the Staff makes any formal recommendation to the Commission regarding what action, if any, should be brought by the SEC. In connection with the contemplated recommendation, the Staff may seek remedies, including among other things, a permanent injunction and a civil penalty. Forrester intends to provide a Wells Submission to the SEC. There can be no assurance that the SEC will not bring civil enforcement action against Forrester.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.
By	/s/ Gail S. Mann
	Name:	Gail S. Mann
	Title:	Chief Legal Officer

Date: September 5, 2008